Exhibits 5.1 and 23.1

September 8, 2014

Toyota Leasing, Inc.
19851 South Western Avenue
Torrance, California 90501

Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90501

Toyota Lease Trust
c/o Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90501

Re:          Toyota Leasing, Inc.
Toyota Motor Credit Corporation
Toyota Lease Trust
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Toyota Leasing, Inc. (“TLI”), Toyota Motor Credit Corporation (“TMCC”) and Toyota Lease Trust (the “Titling Trust”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering from time to time by one or more issuing entities (each, an “Issuing Entity”) in one or more series (each, a “Series”) of Asset-Backed Notes (the “Notes”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the terms of a separate trust agreement and amended and restated trust agreement, a servicing agreement, a SUBI certificate transfer agreement, an issuer SUBI certificate transfer agreement, an indenture (each, an “Indenture”) and an administration agreement (each, an “Agreement”) among TLI, TMCC, the Titling Trust, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus supplement for such Series of Notes.

As such counsel, we have examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of TLI, TMCC and the Titling Trust as we consider appropriate.  As to all matters of fact, we have entirely relied upon certificates of officers of TLI, TMCC and the Titling Trust and of public officials, and have assumed, without independent inquiry, the accuracy of those certificates.  In connection with this opinion, we have also examined and relied upon the Registration Statement, the base prospectus and the form of prospectus supplement included therein.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Each opinion set forth below relating to the binding effect of the Notes is subject to the following general qualifications:

(i)
the enforceability of any obligation of the Issuing Entity or TMCC or otherwise may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and

(ii)
the enforcement of any rights may in all cases be subject to an implied duty of good faith and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion letter is limited solely to the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law.

Based upon and subject to the foregoing, we are of the opinion that each Series of Notes, when duly authorized by all requisite statutory trust action on the part of the related Issuing Entity, executed by the Owner Trustee and authenticated by the Indenture Trustee in accordance with the Indenture, and delivered against payment of the purchase price therefor as described in the Registration Statement, will be entitled to the benefits of the Indenture and will constitute the binding obligations of the applicable Issuing Entity, enforceable against such Issuing Entity in accordance with their terms.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Opinions” in the base prospectus and the related prospectus supplement.  In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP